EXHIBIT 32.2

CERTIFICATION OF
CHIEF FINANCIAL OFFICER UNDER SECTION 906 OF THE
SARBANES OXLEY ACT OF 2002, 18 U.S.C. § 1350

In connection with the Annual Report of Frank’s International N.V. (the “Company”) on Form 10-K for the period ended December 31, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Melissa Cougle, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that, to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 25, 2020	/s/ Melissa Cougle
Melissa Cougle
Senior Vice President and Chief Financial Officer